Exhibit 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES Q2 FISCAL 2016 RESULTS;
STRONG PROFITABILITY AND NEW PRODUCT GROWTH

SAN JOSE, CA, October 14, 2015-- Xilinx, Inc. (Nasdaq: XLNX) today announced second quarter fiscal 2016 sales of $528 million, down 4% from the prior quarter and down 13% from the same quarter of the prior fiscal year. Second quarter fiscal 2016 gross margin was 70% and net income was $127 million, or $0.48 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.31 per outstanding share of common stock, payable on November 24, 2015 to all stockholders of record at the close of business on November 5, 2015.
Additional second quarter comparisons are represented in the charts below:
GAAP Results
(In millions, except EPS)

				Growth Rates
	Q2 FY 2016	Q1 FY 2016	Q2 FY 2015	Q-T-Q	Y-T-Y
Net revenues	$528	$549	$604	-4%	-13%
Operating income	$153	$178	$200	-14%	-23%
Net income	$127	$148	$172	-14%	-26%
Diluted earnings per share	$0.48	$0.55	$0.62	-13%	-23%

“The quarter was characterized by solid profitability and strong new product growth. Sales performed as expected with increases from wired and wireless communications offsetting expected declines from defense,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “From a product perspective, we experienced a recovery in our 7 series products driven by exceptional strength from our Zynq®-7000 family and better-than-expected sales from our 20-nm UltraScale™ family. In addition, I am pleased with our continued technology leadership which has allowed us to ship our 16-nm UltraScale+™ family sooner than anticipated.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2 FY 2016	Q1 FY 2016	Q2 FY 2015	Q-T-Q	Y-T-Y
North America	30%	34%	32%	-17%	-19%
Asia Pacific	40%	36%	37%	6%	-7%
Europe	20%	19%	21%	1%	-17%
Japan	10%	11%	10%	-5%	-6%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q2 FY 2016	Q1 FY 2016	Q2 FY 2015	Q-T-Q	Y-T-Y
Communications & Data Center	41%	38%	44%	5%	-19%
Industrial, Aerospace & Defense	41%	44%	41%	-12%	-12%
Broadcast, Consumer & Automotive	18%	18%	15%	-3%	4%

Net Revenues by Product:

	Percentages			Growth Rates
	Q2 FY 2016	Q1 FY 2016	Q2 FY 2015	Q-T-Q	Y-T-Y
New	43%	38%	32%	11%	20%
Mainstream	25%	25%	31%	-3%	-29%
Base	28%	34%	34%	-21%	-28%
Support	4%	3%	3%	-2%	-8%

Products are classified as follows:

New products: Virtex® and Kintex® UltraScale, Virtex‐7, Kintex‐7, Artix®-7, Zynq-7000, Spartan™‐6 products
Mainstream products: Virtex-6, Virtex‐5, and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Spartan-3 Spartan-II, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q2 FY 2016	Q1 FY 2016	Q2 FY 2015

Annual Return on Equity (%)*	21	22	25

Operating Cash Flow	$134	$183	$204

Depreciation Expense	$12	$13	$14

Capital Expenditures	$5	$8	$8

Combined Inventory Days	137	138	153

Revenue Turns (%)	51	46	48

*Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights – September Quarter Fiscal 2016

• Xilinx shipped the industry's first 16nm multiprocessor SoC (MPSoC) a quarter ahead of schedule. The early release of the Zynq UltraScale+ MPSoC enables Xilinx customers to begin designing and delivering MPSoC-based systems today. Built using TSMC's 16FF+ process, this new product family enables the development of next-generation embedded vision, ADAS, I-IoT and communications systems by providing 5X system-level performance/watt and any-to-any connectivity with the security and safety required for next-generation systems.

• Xilinx and Qualcomm Incorporated through its subsidiary, Qualcomm Technologies, Inc., announced a strategic technical collaboration to deliver industry-leading heterogeneous computing solutions with new levels of efficiency and performance through FPGA-enabled dynamic workload acceleration on Qualcomm Technologies’ server platforms. The strategic collaboration is designed to span multiple product generations, ranging from card level to highly-integrated solutions. Target applications include compute acceleration, big data analytics, machine learning, storage and CloudRAN.

• Xilinx continued to demonstrate a strong commitment to returning value to stockholders. In the September quarter, the Company repurchased $100 million of stock and paid $80 million in dividends, representing over 130% of operating cash flow generated during the quarter.

Business Outlook – December Quarter Fiscal 2016

•	Sales are expected to be up 3% to 7% sequentially, including the impact of the extra fiscal week in the quarter.

•	Gross margin is expected to be approximately 69%.

•
Operating expenses are expected to be approximately $230 million including $2 million of amortization of acquisition-related intangibles. This includes the impact of the extra fiscal week in the quarter.

•	Other income and expenses are expected to be a net expense of approximately $7 million.

•	Fully diluted share count is expected to be approximately 265 million.

•	December quarter tax rate is expected to be approximately 12%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the September quarter financial results and management's outlook for the December quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 31752292. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter of fiscal 2016. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information, visit www.xilinx.com.

#1558F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net revenues	$527,572	$549,008	$604,262	$1,076,580	$1,216,895
Cost of revenues	157,640	159,954	169,617	317,594	358,806
Gross margin	369,932	389,054	434,645	758,986	858,089
Operating expenses:
Research and development	130,220	126,648	138,335	256,868	260,348
Selling, general and administrative	84,761	82,143	93,883	166,904	186,396
Amortization of acquisition-related intangibles	1,769	1,769	2,378	3,538	4,796
Total operating expenses	216,750	210,560	234,596	427,310	451,540
Operating income	153,182	178,494	200,049	331,676	406,549
Interest and other expense, net	9,213	10,527	5,731	19,740	11,953
Income before income taxes	143,969	167,967	194,318	311,936	394,596
Provision for income taxes	16,671	20,252	22,802	36,923	49,469
Net income	$127,298	$147,715	$171,516	$275,013	$345,127
Net income per common share:
Basic	$0.49	$0.57	$0.64	$1.07	$1.29
Diluted	$0.48	$0.55	$0.62	$1.03	$1.24
Cash dividends per common share	$0.31	$0.31	$0.29	$0.62	$0.58
Shares used in per share calculations:
Basic	257,640	258,021	265,942	257,744	267,098
Diluted	266,046	270,730	275,800	268,070	278,784

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 26, 2015	March 28, 2015*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,295,784	$3,303,061
Accounts receivable, net	282,627	246,615
Inventories	212,973	231,328
Deferred tax assets and other current assets	189,777	154,047
Total current assets	3,981,161	3,935,051
Net property, plant and equipment	287,377	301,038
Long-term investments	235,922	266,902
Other assets	385,890	395,074
Total Assets	$4,890,350	$4,898,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$287,055	$321,082
Deferred income on shipments to distributors	81,707	66,071
Current portion of long-term debt	581,580	576,053
Total current liabilities	950,342	963,206
Convertible debentures	995,333	994,839
Deferred tax liabilities	308,662	289,868
Other long-term liabilities	14,344	14,611
Temporary equity	18,420	23,947
Stockholders' equity	2,603,249	2,611,594
Total Liabilities and Stockholders' Equity	$4,890,350	$4,898,065

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	September 26, 2015	June 27, 2015	September 27, 2014	September 26, 2015	September 27, 2014
SELECTED CASH FLOW INFORMATION:
Depreciation	$12,472	$13,253	$13,678	$25,725	$27,146
Amortization	4,354	4,354	5,303	8,708	10,508
Stock-based compensation	26,681	26,320	28,740	53,001	50,846
Net cash provided by operating activities	133,730	183,153	203,881	316,883	334,000
Purchases of property, plant and equipment	5,362	7,689	8,427	13,051	17,543
Payment of dividends to stockholders	80,196	80,206	76,957	160,402	154,378
Repurchases of common stock	99,998	100,000	199,999	199,998	301,015
Net proceeds from issuance of common stock
to employees and excess tax benefit	2,995	22,283	2,452	25,278	19,307

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,763	$1,964	$2,077	$3,727	$4,069
Research and development	12,934	14,692	14,831	27,626	25,336
Selling, general and administrative	11,984	9,664	11,832	21,648	21,441